Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Ulrich Gottschling
Chief Financial Officer
(949) 442-5596
ir@srslabs.com

SRS LABS REPORTS RESULTS FOR THIRD QUARTER 2007

Santa Ana, Calif., November 6, 2007 - SRS Labs, Inc. (NASDAQ: SRSL), a leading supplier of surround sound, audio, and voice technologies, announced today revenues for the three months ended September 30, 2007 of $4.8 million, as compared to $4.9 million for the same period in the prior year.   Income from continuing operations for the three months ended September 30, 2007 increased $397 thousand or 31 percent to $1.7 million, or $0.10 per diluted share, compared to $1.3 million, or $0.08 per diluted share, for the same period in the prior year.  Net income for the three months ended September 30, 2007 decreased $717 thousand, or 30 percent, to $1.7 million, or $0.10 per diluted share, compared to $2.4 million, or $0.15 per diluted share, for the same period in the prior year.   During the three months ended September 30, 2006, the Company recognized net income of $1.1 million, or $0.07 per diluted share, from discontinued operations.

Thomas C.K. Yuen, Chairman and CEO of SRS Labs, Inc., commented on the results of the Company’s activities:

1.               “Our revenues during the third quarter were negatively impacted by the declining use of our technologies at Sony Corporation and Toshiba PC.  Additionally, earlier this year, we elected to modify our sales approach in our Greater China Region by allowing certain of our customers to license directly from us rather than through bundled arrangements with our integrated circuit partners.  While this change of approach has impacted us unfavorably in the short term, we believe that in the long term having direct relationships with these customers will prove to be beneficial.

2.               We are pleased to announce that during the quarter, we reached a non-exclusive agreement with LG Electronics to utilize our technologies through 2010 in their televisions and monitors.  During the third quarter we recognized increased revenues from our largest licensee, Samsung Electronics, and entered into several new customer relationships, including a new relationship with a large China-based television manufacturer.  Lastly, we continued to experience growth in our automotive segment, particularly with Japan-based car companies and suppliers.

3.               We recently completed a strategic review of our business and are committed to continuing to invest in the growth of our business, particularly in our sales and marketing activities.

4.               We have entered into a 30 day stand still agreement with Sony Corporation to allow both SRS and Sony Corporation the time to conduct additional evaluation and discussions regarding intellectual property issues.  Sony Corporation has also dismissed its complaint for declaratory relief without prejudice.

5.               The Company will commence a common stock repurchase program, in which SRS may acquire up to $10 million of its outstanding common stock.  The repurchase program will commence November 12, 2007 and continue for a six month period.”

Conference Call
SRS Labs will host a conference call and webcast at 2 p.m. Pacific Time today (5 p.m. Eastern Time) to review its third quarter 2007 results. The dial-in number for the call is (866) 802-4355; ask for “SRS Labs Q3 Results Conference Call.”  An audio replay of the conference call will be available until November 13, 2007 at 6:00 p.m. Pacific Time via telephone.  The audio replay dial-in number is 866-837-8032, enter access code 994551.

The call will also be webcast live over the Internet.  Simply log-on to http://investor.shareholder.com/media/eventdetail.cfm?mediaid=28010&c=SRSL&mediakey=D41BFB75208C6029EB76B4DF64D67A7C&e=0

 The webcast will be archived on www.srslabs.com for 60 days following the call.

About SRS Labs, Inc.
SRS Labs is a recognized leader in the advancement of audio and voice technology. The Company works with the world’s top manufacturers to provide a richer entertainment experience through patented sound techniques. SRS Labs’ technologies can be heard through products ranging from televisions, LCD and plasma monitors, cell phones, MP3 players, car audio systems, and notebook and desktop computers. The Company also offers hardware and software tools to professionals and consumers for the creation, production and broadcast of content featuring SRS Labs’ technologies. Based in Santa Ana, Calif., the Company also has licensing representation in Hong Kong, Taiwan, Japan, China, Europe, and Korea. For more information about SRS Labs, Inc. please visit www.srslabs.com. The information on the aforementioned website is not incorporated by reference into this press release.

Except for historical information contained in this release, all statements in this release, including those of Mr. Yuen, are forward-looking statements that are based on management’s beliefs, as well as assumptions made by, and information currently available to management.  While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company’s goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect the Company’s actual results and may cause results to differ materially from those expressed in or implied by forward-looking statements made by or on behalf of the Company. These factors include, but are not limited to, the acceptance of new SRS Labs’ products and technologies, the impact of competitive products and pricing, the timely development and release of technologies by the Company, general business and economic conditions, especially in Asia, and other factors detailed in the Company’s Form 10-K and other periodic reports filed with the SEC.  SRS Labs specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

— More —

SRS Labs, Inc., 2909 Daimler Street, Santa Ana, CA  92705    Tel 949-442-1070    Fax 949-852-1099   www.srslabs.com

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$40,075,552	$35,011,425
Accounts receivable, net	1,932,893	1,180,879
Prepaid expenses and other current assets	655,518	808,940

Total Current Assets	42,663,963	37,001,244

Investments available for sale	5,353,920	5,226,705
Property and equipment, net	325,082	389,667
Intangible assets, net	2,250,553	2,045,139
Deferred income taxes, net	1,408,617	386,412

Total Assets	$52,002,135	$45,049,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$360,455	$609,899
Accrued liabilities	806,077	1,295,236
Deferred revenue	457,006	399,565

Total Current Liabilities	1,623,538	2,304,700

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$.001 par value; 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$.001 par value; 56,000,000 shares authorized; 16,946,377 and 16,561,036 shares issued; and 16,272,279 and 15,886,938 shares outstanding at September 30, 2007 and December 31, 2006, respectively	16,947	16,562
Additional paid-in capital	73,705,815	70,574,176
Accumulated other comprehensive loss	(146,080)	(273,295)
Accumulated deficit	(20,194,640)	(24,569,531)
Treasury stock at cost, 674,098 shares at September 30, 2007 and December 31, 2006	(3,003,445)	(3,003,445)

Total Stockholders’ Equity	50,378,597	42,744,467

Total Liabilities and Stockholders’ Equity	$52,002,135	$45,049,167

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues	$4,769,271	$4,910,203	$14,536,526	$13,505,710
Cost of sales	36,850	43,998	115,912	127,103

Gross margin	4,732,421	4,866,205	14,420,614	13,378,607

Operating expenses:
Sales and marketing	1,460,185	1,743,660	5,104,195	5,494,445
Research and development	689,901	628,227	2,366,121	1,914,255
General and administrative	1,436,184	1,277,601	4,105,792	4,272,598

Total operating expenses	3,586,270	3,649,488	11,576,108	11,681,298

Operating income	1,146,151	1,216,717	2,844,506	1,697,309
Other income, net	508,825	291,236	1,511,585	694,954
Income from continuing operations before income taxes	1,654,976	1,507,953	4,356,091	2,392,263
Income taxes	(18,800)	231,620	(18,800)	558,788
Income from continuing operations	1,673,776	1,276,333	4,374,891	1,833,475

Discontinued operations:
Income from discontinued operations, net of income taxes	—	853,523	—	1,017,079
Gain on disposal	—	260,763	—	632,058
Income from discontinued operations	—	1,114,286	—	1,649,137
Net income	$1,673,776	$2,390,619	$4,374,891	$3,482,612

Income from continuing operations per common share:
Basic	$0.10	$0.09	$0.27	$0.13
Diluted	$0.10	$0.08	$0.26	$0.11

Income from discontinued operations per common share:
Basic	$0.00	$0.07	$0.00	$0.11
Diluted	$0.00	$0.07	$0.00	$0.10

Net income per common share:
Basic	$0.10	$0.16	$0.27	$0.24
Diluted	$0.10	$0.15	$0.26	$0.21

Weighted average shares used in the calculation of net income per common share:
Basic	16,268,524	14,939,806	16,160,970	14,663,767
Diluted	16,978,841	16,479,112	17,100,334	16,428,894